UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 27, 2026
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Teladoc Health, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-37477 (Commission File Number)	04-3705970 (I.R.S. Employer Identification No.)
155 E 44th Street Suite 1700 New York, NY 10017
(Address of principal executive offices and zip code)
(203) 635-2002
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.001 per share	TDOC	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 31, 2026, Teladoc Health, Inc. (the “Company”) hired Michael Grasher as its Chief Financial Officer. Charles Divita, III, who served as the Company’s interim principal financial officer, will continue as Chief Executive Officer.

Prior to joining the Company, Mr. Grasher, age 61, served from February 2024 to September 2025 as Chief Financial Officer of IFG Companies, a privately held multi-line excess and surplus lines insurance company, where he was responsible for financial reporting, planning and analysis, and treasury management. Previously, Mr. Grasher served from October 2015 to February 2024 as Chief Financial Officer and Executive Vice President of the Fortegra Group, a global specialty insurer, where he oversaw financial governance and accounting across the company's U.S. and European operations, among other duties. Earlier, Mr. Grasher served as Chief Financial Officer and Executive Vice President of AMERISAFE, Inc., a publicly traded workers' compensation insurer, where he led financial reporting, capital management and investor relations. Mr. Grasher was also previously an equity research analyst covering insurance companies on both the buy and sell side, and brings a deep understanding of the public markets. Mr. Grasher holds a Masters of Business Administration from the University of Chicago Booth School of Business and a Bachelor of Science from the University of Illinois.

There are no family relationships between Mr. Grasher and any director or officer of the Company, and no arrangements or understandings between Mr. Grasher and any other person pursuant to which he was selected as an officer. There are no transactions involving the Company and Mr. Grasher that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment with the Company, Mr. Grasher and the Company entered into an agreement (the "Offer Letter") that provides for (i) an annual base salary of $550,000, (ii) a one-time sign-on bonus equal to $500,000, (iii) eligibility to receive an annual bonus targeted at 85% of his annual base salary beginning with respect to 2027, and (iv) a new-hire incentive equity award under the Company’s 2023 Employment Inducement Incentive Award Plan with an aggregate target value of approximately $3,000,000, which are expected to be issued on September 1, 2026 consisting of 50% restricted stock units and 50% performance stock units. The restricted stock units to be issued to Mr. Grasher are expected to vest one-half on the first anniversary of the grant date and the remainder in six substantially equal quarterly installments beginning on the 15-month anniversary of the grant date, in each case subject to Mr. Grasher’s continued service on the applicable vesting date. The performance stock units to be issued to Mr. Grasher provide a target number of shares of the Company's common stock that would be earned at the end of a specified performance period based on (i) the Company's adjusted EBITDA for 2026 (“EBITDA PSUs”) and (ii) the Company's actual compound annual revenue growth rate during the period January 1, 2026 through December 31, 2028 (“Revenue CAGR PSUs”). One-half of any earned EBITDA PSUs would vest on the first anniversary of the grant date and the remainder in six substantially equal quarterly installments beginning on the 15-month anniversary of the grant date, in each case subject to Mr. Grasher’s continued service on the applicable vesting date. Any earned Revenue CAGR PSUs would vest on March 1, 2029 subject to Mr. Grasher's continued service on the applicable vesting date. The Company anticipates granting annual incentive equity awards in future years, which are expected to be issued fifty percent in the form of restricted stock units and fifty percent in the form of performance stock units, in each case in accordance with the Company’s customary practices and subject to approval by the Company's Board of Directors or a committee thereof.

In connection with his appointment as Chief Financial Officer, the Company and Mr. Grasher also entered into an employment agreement (the “Employment Agreement”). The Employment Agreement provides that in the event Mr. Grasher is terminated by the Company without “cause” or he resigns for “good reason” (each, as defined in the Employment Agreement), in each case, other than within 12 months following a “change of control” (as defined in the Employment Agreement) of the Company, he will be eligible to receive severance payments and benefits of (i) 12 months’ of continued base salary, (ii) a pro rata portion of the bonus he would have earned for the year of termination, (iii) any earned but unpaid annual bonus for the year prior to his termination (iv) up to 12 months’ of continued health insurance premiums, if elected, and (v) accelerated vesting of his outstanding equity or equity-based awards scheduled to vest based on continued service during the 12 months following his termination, with any performance-based awards remaining eligible to vest to the extent the performance conditions are satisfied in the 12 months following the termination. If Mr. Grasher’s qualifying termination of employment occurs within 12 months following a change of control of the Company, he will be eligible to receive the foregoing payments and benefits, except that (i) he will also be eligible to receive an additional lump-sum payment equal to 100% of his target annual bonus, (ii) the period of continued base salary will be 18 months, (iii) the period of continued health insurance premiums will be 18 months and (iv) in lieu of the foregoing equity acceleration, all of his unvested equity and equity-based awards subject to service-based vesting will immediately and fully vest and any performance-based awards will remain eligible to vest to the extent the performance conditions are thereafter satisfied. Mr. Grasher’s receipt of severance payments and benefits is subject to his timely execution and delivery of a release of claims against the Company and his ongoing compliance with certain restrictive covenants contained in the Employment Agreement.

Mr. Grasher is subject to customary non-compete and non-solicitation provisions during the term of his employment and for a period of 12 months following his termination. Mr. Grasher has also entered into the Company’s standard indemnification agreement.

The foregoing description of the Offer Letter and the Employment Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of the Offer Letter and Employment Agreement, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Form 8-K.

Item 7.01    Regulation FD.

On August 31, 2026, the Company issued a press release regarding the appointment of Mr. Grasher as Chief Financial Officer of the Company. A copy of the press release is furnished herewith as Exhibit 99.1.

The information furnished under this Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Offer Letter, dated August 27, 2026, by and between Teladoc Health, Inc. and Michael Grasher.
10.2	Employment Agreement, dated August 31, 2026, by and between Teladoc Health, Inc. and Michael Grasher.
99.1	Teladoc Health, Inc. press release, dated August 31, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 31, 2026

Teladoc Health, Inc.

By:	/s/ Adam C. Vandervoort
Name:	Adam C. Vandervoort
Title:	Chief Legal Officer and Secretary